UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TECH DATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 4, 2014.

TECH DATA CORPORATION
TECH DATA CORPORATION P.O. BOX 6260 CLEARWATER, FL 33758

Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 26, 2014
Date: June 4, 2014 Time: 2:00 p.m., EDT
Location: Raymund Center
5350 Tech Data Drive Clearwater, FL 33760
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) available and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 21, 2014 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you Vote FOR the following proposals:
The Board recommends a Vote FOR Proposal 1.
1.	To approve an amendment to Tech Data Corporation’s articles of incorporation to declassify its Board of Directors.
The Board recommends a Vote FOR Proposal 2.
2.

To elect seven directors, named in the Proxy Statement as Class I and Class III directors, to serve annual terms if the proposal to declassify Tech Data Corporation’s Board of Directors is approved; and if the proposal to declassify the Board of Directors is not approved, for Class I directors to serve until the 2016 Annual Meeting and Class III directors to serve until the 2017 Annual Meeting.

Nominees:
Class I Directors
2a. Charles E. Adair
2b. Harry J. Harczak, Jr.
2c. Patrick G. Sayer
Class III Directors
2d. Robert M. Dutkowsky
2e. Jeffery P. Howells
2f. Savio W. Tung
2g. David M. Upton

The Board recommends a Vote FOR Proposal 3.

3.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for fiscal 2015.

The Board recommends a Vote FOR Proposal 4.

4.	An advisory vote to approve named executive officer compensation for fiscal 2014.

The Board recommends a Vote FOR Proposal 5.

5.	To approve the material terms of the performance measures applicable to performance-based awards under the 2009 Equity Incentive Plan of Tech Data Corporation.

The proxyholders are authorized to vote on such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.